Exhibit 99.1

NEWS RELEASE
101 East Park Blvd, Suite 1300 Plano, TX 75074 (972) 234-6400

Investor Relations Contact

Joel Achramowicz

sheltonir@sheltongroup.com

P: (415) 845-9964

INTRUSION Reports Fourth Quarter and Full Year 2020 Results

Released Shield to Market After Successful Beta Testing Killed 77 Million Threats

Plano, Texas – February 25, 2021 – INTRUSION, Inc. (NASDAQ: INTZ) announced today financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter and Recent Business Highlights

•	Ramping orders for its revolutionary Shield™ threat detection and prevention solution after successful market release
•	Expanded network of channel distributors and resellers to sell Shield
•	Further broadened executive team, particularly in sales and marketing, in support of rapid growth
•	Hired Chief Marketing Officer with direct prior experience at McAfee and Intel
•	Appointed new Board member with prior executive experience at Red Hat, Inc., within the enterprise software industry and in scaling organizations globally
•	Ended the quarter with strengthened balance sheet and $16.7 million in cash

“Since releasing INTRUSION’s revolutionary Shield solution only 6 weeks ago, we have received an unprecedented amount of interest and a growing pipeline of customers that is nothing short of extraordinary,” said Jack B. Blount, President and CEO of INTRUSION. “Shield is the first platform that uses real-time artificial intelligence to not just block intruders, but to kill cyberattacks including zero-days.

“Also during the quarter, we continued to expand our executive team with highly experienced individuals that offer deep domain expertise across the cybersecurity and software industries as well as channel sales. I firmly believe we have the right team in place to drive our company to the next level of growth, and I am very pleased with the progress we have made. I’m also encouraged by the early signs of recovery in our government business that should contribute to our growth this year as it returns to historical levels. Overall, the strong momentum we have generated in such a short period of time is indicative of the market need for our Shield family of solutions, for which we expect to see increasing traction and growth throughout the coming year.”

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Fourth Quarter Financial Results

Revenue for the fourth quarter 2020 was $1.6 million, compared to $2.6 million in the fourth quarter 2019 and $1.6 million for the third quarter 2020. For the full year 2020, revenue was $6.6 million as compared to $13.6 million in 2019.

Gross profit margin was 58% of revenue in the fourth quarter of 2020, compared to 61% in the fourth quarter 2019 and 59% in the third quarter 2020. For the full year 2020, gross margin was 59% as compared to 61% in the prior year.

Operating expenses in the fourth quarter of 2020 were $4.8 million, which included a $1.1 million non-cash write-off related to a prior office lease agreement. This compares to operating expenses of $1.3 million in the fourth quarter 2019 and $2.3 million in the third quarter 2020. Full year 2020 operating expenses were $10.4 million, which included the aforementioned non-cash write-off, compared to $3.8 million in 2019.

Net loss in the fourth quarter of 2020 was $3.9 million, which included the $1.1 million non-cash write-off and compares to net income of $0.3 million in the fourth quarter 2019 and a net loss of $1.4 million in the third quarter 2020. For the full year 2020, net loss was $6.5 million, which included the fourth quarter non-cash write-off, compared to net income of $4.5 million in the prior year.

As of December 31, 2020, cash and cash equivalents amounted to $16.7 million. In October, INTRUSION raised $18.2 million in net proceeds from a follow-on public issuance of approximately 2.5 million shares of its common stock.

Conference Call

INTRUSION’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the call at 1-833-366-0416 or +1-236-712-2506 for international callers and provide the following Conference ID: 5796455. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until March 4, 2021 by calling 1-800-585-8367 or +1-416-621-4642 for international callers. At the replay prompt, enter conference ID number 5796455. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About INTRUSION Inc.

INTRUSION Inc. protects any-sized company by leveraging advanced threat intelligence with real-time artificial intelligence to kill cyberattacks as they occur – including zero-days. INTRUSION’s solution families include Shield™, a combination of plug-n-play hardware, software, global data, and real-time Artificial Intelligence (AI) services that provide organizations with the most robust cybersecurity defense possible; TraceCop™ for identity discovery and disclosure; and, Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, including, without limitations, statements about the performance of protections provided by our Shield products, the effect of the recent additions to our board and executive management team, the anticipated recovery of our governmental customers and an expanded need for them and an increasing customer base to address cybersecurity risks, leading to expected growth in our sales performance for this year, as well as any other statements which reflect management's expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including, the risk that the Company does not benefit as anticipated from sales of our current solutions--including the INTRUSION Shield solution and the performance of our expanded management team; and that customers will address and mitigate their perceived cybersecurity risks through the purchase of our products and solutions. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

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INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	December 31,
	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$16,704	$3,334
Accounts receivable	1,233	1,566
Prepaid expenses	370	152
Total current assets	18,307	5,052
Property and Equipment:
Equipment	1,453	1,138
Furniture and fixtures	43	43
Leasehold improvements	67	63
	1,563	1,244
Accumulated depreciation and amortization	(1,097)	(909)
	466	335
Finance leases, right-of-use assets, net	20	62
Operating leases, right-of-use assets, net	1,010	1,348
Other assets	79	38
TOTAL ASSETS	$19,882	$6,835

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable, trade	$408	$252
Accrued expenses	628	828
Dividends payable	–	20
Finance leases liabilities, current portion	21	43
Operating leases liabilities, current portion	488	284
PPP loan payable, current portion	421	–
Deferred revenue	177	516
Total current liabilities	2,143	1,943

Finance leases liability, noncurrent portion	–	21
PPP loan payable, noncurrent portion	212	–
Operating leases liability, noncurrent portion	1,866	1,315

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value:
Authorized shares — 5,000
Series 1 shares issued and outstanding — 200 Liquidation preference of $1,013 in 2019	–	707
Series 2 shares issued and outstanding — 460 Liquidation preference of $1,155 in 2019	–	724
Series 3 shares issued and outstanding — 289 Liquidation preference of $634 in 2019	–	412
Common stock, $0.01 par value:
Authorized shares — 80,000
Issued shares — 17,428 in 2020 and 13,552 in 2019
Outstanding shares — 17,418 in 2020 and 13,542 in 2019	174	136
Common stock held in treasury, at cost—10 shares	(362)	(362)
Additional paid-in-capital	77,187	56,759
Accumulated deficit	(61,295)	(54,777)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	15,661	3,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,882	$6,835

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INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	1,580	2,572	6,619	13,643
Cost of revenue	660	1,002	2,709	5,342

Gross profit	920	1,570	3,910	8,301

Operating expenses:
Sales and marketing	1,941	485	3,821	1,298
Research and development	1,056	539	3,797	1,314
General and administrative	760	252	1,723	1,182
Loss on lease abandonment	1,092	–	1,092	–

Operating income (loss)	(3,929)	294	(6,523)	4,507

Interest expense	(2)	(1)	(6)	(46)
Interest income	3	4	11	4

Income (loss) before income taxes	(3,928)	297	(6,518)	4,465

Income tax provision	–	–	–	–

Net income (loss)	(3,928)	297	(6,518)	4,465
Preferred stock dividends accrued	–	(35	(79)	(139)

Net income (loss) attributable to common stockholders	(3,928)	262	(6,597)	4,326

Net income (loss) per share attributable to common stockholders:
Basic	(0.23)	0.02	(0.45)	0.32
Diluted	(0.23)	0.02	(0.45)	0.28

Weighted average common shares outstanding:
Basic	17,029	13,542	14,678	13,502
Diluted	17,029	15,392	14,678	15,352

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